Exhibit 99.2

About Spirit Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and other property types. As of September 30, 2019, our diversified portfolio was comprised of 1,623 owned properties and 43 properties securing mortgage loans. Our owned properties, with an aggregate gross leasable area of approximately 30.3 million square feet, are leased to 260 tenants across 48 states and 31 industries. Corporate Headquarters 2727 N. Harwood St. Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Investor Relations (972) 476-1903 InvestorRelations@spiritrealty.com CORPORATE OVERVIEW Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Investment and Disposition Activity 11 Tenant / Industry / Portfolio Diversification 13 Same Store Performance 17 Occupancy 18 Lease Structure and Expirations 19 Net Asset Value (NAV) Components 20 Appendix: 21 Reporting Definitions and Explanations 22 Non-GAAP Reconciliations 26 Forward-Looking Statements and Risk Factors 27 TABLE OF CONTENTS

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Portfolio Data Total Owned Real Estate and Financed Investments $ 5,645,676 Owned Properties 1,623 Properties Securing Mortgage Loans 43 Total Properties 1,666 Tenants 260 Tenant Industries 31 States 48 Weighted Average Remaining Lease Term (Years) 9.9 Occupancy 99.6 % Capitalization Common Market Equity $ 4,757,669 Preferred Stock Liquidation Value 172,500 Total Capitalization 4,930,169 Total Adjusted Debt 1,737,075 Enterprise Value 6,667,244 Outstanding Shares of Common Stock (1) 99,408,044 Financial Ratios Adjusted Debt / Enterprise Value 26.1 % Adjusted Debt / Annualized Adjusted EBITDAre 4.0 x Adjusted Debt + Preferred / Annualized Adjusted EBITDAre 4.4 x Fixed Charge Coverage Ratio 4.4 x Unencumbered Assets / Unsecured Debt 2.8 x Corporate Liquidity Cash and Cash Equivalents $ 358,440 Availability under 2019 Credit Facility 800,000 Total $ 1,158,440 Unencumbered Assets Properties Real Estate Investment Real Estate Investment Retail 1,447 $ 4,313,127 Industrial 29 371,184 Office 35 298,433 Other 4 93,123 Total 1,515 $ 5,075,867 PORTFOLIO AND FINANCIAL OVERVIEW$ in thousands (1) Total outstanding shares as of September 30, 2019, less 0.3 million unvested restricted shares. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. (Unaudited) Three Months Ended September 30, Three Months Ended March 31, Nine months Ended September 30, Three Months Ended March 31, 2019 2019 2018 2018 2019 2019 2018 2018 Revenues: Rental income (1) $ 104,067 109,511 $ 98,236 100,827 $ 104,067 320,084 $ 98,236 300,570 Interest income on loans receivable 986 843 294 1,121 986 2,749 294 2,410 Earned income from direct financing leases 396 267 465 465 396 971 465 1,395 Related party fee income 6,927 54,795 2,219 6,750 6,927 68,971 2,219 8,969 Other income 217 1,531 1,245 481 217 2,510 1,245 2,298 Total revenues 112,593 166,947 102,459 109,644 112,593 395,285 102,459 315,642 Expenses: General and administrative 12,727 11,033 39,741 39,843 Termination of interest rate swaps 12,461 — 12,461 — Property costs (including reimbursable) 4,407 5,172 13,968 15,529 Deal pursuit costs 330 26 574 143 Interest 24,675 24,784 76,462 71,385 Depreciation and amortization 43,907 40,379 126,598 121,015 Impairments 5,932 1,279 13,231 6,254 Total expenses 104,439 82,673 283,035 254,169 Other income: (Loss) gain on debt extinguishment (5,580) — (11,473) 27,092 Gain on disposition of assets 32,254 436 70,760 827 Preferred dividend income from SMTA 3,302 3,750 10,802 5,000 Total other income 29,976 4,186 70,089 32,919 Income from continuing operations before income tax expense 92,484 31,157 182,339 94,392 Income tax expense (11,190) (135) ) (11,730) (475) Income from continuing operations 81,294 31,022 170,609 93,917 Loss from discontinued operations — (966) ) — (15,979) Net income 81,294 30,056 170,609 77,938 Dividends paid to preferred shareholders (2,587) (2,588) ) (7,763) (7,764) Net income attributable to common stockholders $ 78,707 $ 27,468 $ 162,846 $ 70,174 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS$ in thousands (1) For the nine months ended September 30, 2019, $0.3 million of bad debt expense was included in rental income. There was no bad debt expense included in continuing operations for the three months ended September 30, 2019 or the three and nine months ended September 30, 2018.

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except per share amounts

(Unaudited)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net income attributable to common stockholders	$ 78,707	$ 27,468	$ 162,846	$ 70,174
Portfolio depreciation and amortization	43,764	40,237	126,171	156,051
Portfolio impairments	5,932	1,279	13,231	17,197
Gain on disposition of assets	(32,254)	(436)	(70,760)	(553)
FFO attributable to common stockholders	**$ 96,149**	**$ 68,548**	**$ 231,488**	**$ 242,869**
Loss (gain) on debt extinguishment	5,580	—	11,473	(26,729)
Deal pursuit costs	330	26	574	482
Transaction costs	—	966	—	20,931
Non-cash interest expense	2,685	4,526	11,116	18,330
Accrued interest and fees on defaulted loans	—	286	285	1,137
Straight-line rent, net of related bad debt expense	(4,770)	(3,582)	(12,162)	(12,226)
Other amortization and non-cash charges	(574)	(892)	(1,169)	(1,586)
Non-cash compensation expense [1]	3,534	3,084	10,995	12,189
Termination of interest rate swaps	12,461	—	12,461	—
AFFO attributable to common stockholders	**$ 115,395**	**$ 72,962**	**$ 265,061**	**$ 255,397**
Dividends declared to common stockholders	$ 62,322	$ 53,546	$ 172,894	$ 209,270
Net income per share of common stock				
Basic [1]	$ 0.87	$ 0.32	$ 1.85	$ 0.80
Diluted [1]	$ 0.87	$ 0.32	$ 1.85	$ 0.80
FFO per share of common stock				
Diluted [1]	$ 1.06	$ 0.80	$ 2.63	$ 2.80
AFFO per share of common stock				
Diluted [1]	$ 1.27	$ 0.85	$ 3.01	$ 2.94
AFFO per share of common stock, excluding AM termination fee, net of tax [2]	$ 0.87	$ 0.85	$ 2.59	$ 2.94
Weighted average shares of common stock outstanding:				
Basic	90,040,353	85,336,193	87,529,786	86,632,552
Diluted	90,396,797	85,578,507	87,784,477	86,788,140

[1] For the three months ended September 30, 2019, undistributed earnings allocated to unvested restricted stockholders of $0.3 million and $0.4 million are deducted from FFO and AFFO, respectively, attributable to common stockholders in the computation of per share amounts. For the nine months ended September 30, 2019, undistributed earnings allocated to unvested restricted stockholders of $1.0 million and $1.1 million are deducted from FFO and AFFO, respectively, attributable to common stockholders in the computation of per share amounts. For the three months ended September 30, 2018, undistributed earnings allocated to unvested restricted stockholders of $0.3 million are deducted from both FFO and AFFO attributable to common stockholders in the computation of per share amounts. For the nine months ended September 30, 2018, undistributed earnings allocated to unvested restricted stockholders of $1.1 million are deducted from both FFO and AFFO attributable to common stockholders in the computation of per share amounts.

[2] AFFO attributable to common stockholders for the three and nine months ended September 30, 2019, excluding $48.2 million of termination fee income, net of $11.2 million in income tax expense. The termination fee was received in conjunction with SMTA's sale of Master Trust 2014 in September 2019 and termination of the Asset Management Agreement on September 20, 2019. On September 20, 2019, the Company entered into the Interim Management Agreement with SMTA. AFFO attributable to common stockholders has not been adjusted to exclude the following: (1) asset management fees of $4.4 million and $14.4 million earned during the three and nine months ended September 30, 2019, respectively; (2) property management and servicing fees of $1.7 million and $5.5 million earned during the three and nine months ended September 30, 2019, respectively; (3) preferred dividend income from SMTA of $3.3 million and $10.8 million earned during the three and nine months ended September 30, 2019, respectively; (4) interest income on related party notes receivable of $0.3 million and $1.1 million earned during the three and nine months ended September 30, 2019, respectively, and an early repayment premium of $0.9 million earned during the three and nine months ended September 30, 2019; and (5) interest expense on related party loans payable of $58 thousand and $0.2 million incurred during the three and nine months ended September 30, 2019, respectively.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 6

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. CONSOLIDATED BALANCE SHEETS$ in thousands, except share and per share amounts September 30, 2019 March 31, 2019 December 31, 2018 December 31, 2018 Assets Real estate investments: Land and improvements $ 1,749,570 $ 1,632,664 Buildings and improvements 3,531,945 3,125,053 Total real estate investments 5,281.515 4,757,717 Less: accumulated depreciation (689,346) (621,456) 4,592,169 4,136,261 Loans receivable, net 36,570 47,044 Intangible lease assets, net 311,597 294,463 Real estate assets under direct financing leases, net 14,478 20,289 Real estate assets held for sale, net 5,518 18,203 Net investments 4,960,332 4,516,260 Cash and cash equivalents 358,440 14,493 Deferred costs and other assets, net 119,212 156,428 Investment in Master Trust 2014 — 33,535 Preferred equity investment in SMTA — 150,000 Goodwill 225,600 225,600 Total assets $ 5,663,584 $ 5,096,316 Liabilities and stockholders’ equity Liabilities: Revolving credit facilities $ — $ 146,300 Term loans, net — 419,560 Senior Unsecured Notes, net 1,483,491 295,767 Mortgages and notes payable, net 259,113 463,196 Convertible Notes, net 334,904 729,814 Total debt, net 2,077,508 2,054,637 Intangible lease liabilities, net 116,515 120,162 Accounts payable, accrued expenses and other liabilities 136,781 119,768 Total liabilities $ 2,330,804 $ 2,294,567 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both September 30, 2019 and December 31, 2018 $ 166,177 $ 166,177 Common stock, $0.05 par value, 175,000,000 shares authorized: 99,730,073 and 85,787,355 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively 4,987 4,289 Capital in excess of common stock par value 5,544,170 4,995,697 Accumulated deficit (2,370,392) (2,357,255) Accumulated other comprehensive loss (12,162) (7,159) Total stockholders’ equity $ 3,332,780 $ 2,801,749 Total liabilities and stockholders’ equity $ 5,663,584 $ 5,096,316

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. CAPITALIZATION$ in thousands, except share and per share amounts Capitalization & Enterprise Value Common Stock Outstanding (1) 99,408,044 Common Stock Price (2) $ 47.86 Common Market Equity $ 4,757,669 Preferred Stock Liquidation Value 172,500 Total Capitalization $ 4,930,169 Total Adjusted Debt 1,737,075 Total Enterprise Value $ 6,667,244 Liquidity Available Borrowing Capacity 2019 Credit Facility $ 800,000 Cash & Cash Equivalents 358,440 Total Liquidity $ 1,158,440 (1)Total outstanding shares as of September 30, 2019, less 0.3 million unvested restricted shares. (2)Share price as of September 30, 2019.

DEBT SUMMARY

$ in thousands

	Maturity Date	Debt Balance	% of Total Principal	Interest Rate [1]	Weighted Average Years to Maturity
Credit Facility					
2019 Credit Facility [2]	March 31, 2023	$ —	—%	—%	3.5
Convertible Notes					
3.750% Notes due 2021	May 15, 2021	345,000	16.4%	3.750%	1.6
Unamortized net discount and deferred financing costs		(10,096)			
Carrying amount		334,904			
Senior Unsecured Notes					
4.450% Notes due 2026	September 15, 2026	300,000	14.2%	4.450%	7.0
3.200% Notes due 2027	January 15, 2027	300,000	14.2%	3.200%	7.3
4.000% Notes due 2029	July 15, 2029	400,000	19.0%	4.000%	9.8
3.400% Notes due 2030	January 15, 2030	500,000	23.8%	3.400%	10.3
Unamortized net discount and deferred financing costs		(16,509)			
Carrying amount		1,483,491			
Mortgages Payable [3]					
6 CMBS loans on 100 properties	September 2022 - August 2031	261,741	12.4%	5.346%	3.9
Unamortized net premiums and deferred financing costs		(2,628)			
Carrying amount		259,113			
Total Debt, net		**$ 2,077,508**		**3.930%**	**7.1**

	Principal Balance	% of Total Principal	Weighted Avg. Stated Int. Rate
Total Unsecured Debt	$ 1,845,000	87.6%	3.734%
Total Secured Debt	261,741	12.4%	5.345%
Total Principal	**$ 2,106,741**	**100.0%**	**3.930%**

[1] The weighted average stated interest rate for the three months ended September 30, 2019 was 3.93%.

[2] As of September 30, 2019, borrowings under the 2019 Credit Facility are subject to interest at LIBOR plus an applicable margin of 0.90% per annum and aggregate revolving commitments incur a facility fee of 0.20% per annum.

[3] A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 9

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Covenant Requirement September 30, 2019 Total Debt to Total Assets < 60% 33.8% Total Secured Debt to Total Assets < 40% 4.2% Fixed Charge Coverage > 1.5x 4.89x (1) Total Unencumbered Assets to Total Unsecured Debt > 1.5x 2.95x Credit Ratings Standard & Poor's Rating Services (stable) BBB Moody's Ratings Services (stable) Baa3 Fitch Ratings (stable) BBB SENIOR UNSECURED NOTES COVENANT COMPLIANCE (1) The Fixed Charge Coverage calculation as defined in the Senior Unsecured Notes indenture is not adjusted for preferred stock dividends.

Investment and Disposition Activity

$ in thousands

Investments

Q3 2019

	% of Gross Investment	Number of Transactions	Number of Properties	Gross Investment	Annualized Rents	Square Feet	Initial Cash Yield	Economic Yield	Wtd. Avg. Lease Term (Years)
New Tenants	38.1%	4	33	$ 105,319	$ 6,820	155,043	6.48%	7.56%	19.8
Existing Tenants	59.8%	3	36	165,303	11,625	923,273	7.03%	7.63%	10.2
Revenue Producing Capital Expenditures	2.1%	—	4	5,887	476	—	8.08%	—%	—
Total/Weighted Average	**100.0%**	**7**	**73**	**$ 276,509**	**$ 18,921**	**1,078,316**	**6.84%**	**7.61%**	**13.7**
By Asset Type:									
Retail	63.6%	6	72	$ 175,962	$ 12,034	700,984	6.84%	7.37%	16.0
Office	36.4%	1	1	100,547	6,887	377,332	6.85%	7.57%	9.9
Total/Weighted Average	**100.0%**	**7**	**73**	**$ 276,509**	**$ 18,921**	**1,078,316**	**6.84%**	**7.61%**	**13.7**

YTD 2019

	% of Gross Investment	Number of Transactions	Number of Properties	Gross Investment	Annualized Rents	Square Feet	Initial Cash Yield	Economic Yield	Wtd. Avg. Lease Term (Years)
New Tenants	49.4%	12	87	$ 369,451	$ 24,894	1,954,299	6.74%	7.88%	18.2
Existing Tenants[(1)]	46.6%	10	108	348,282	24,425	2,305,143	7.01%	7.81%	11.3
Revenue Producing Capital Expenditures	4.0%	—	17	30,224	2,453	—	8.12%	—%	—
Total/Weighted Average	**100.0%**	**22**	**212**	**$ 747,957**	**$ 51,772**	**4,259,442**	**6.92%**	**7.84%**	**15.3**
By Asset Type:									
Retail[(1)]	61.0%	17	202	$ 456,494	$ 31,725	2,331,544	6.95%	7.24%	14.1
Industrial	21.1%	3	8	157,923	10,521	1,428,898	6.66%	8.05%	19.6
Office	13.4%	1	1	100,546	6,887	377,332	6.85%	7.57%	9.9
Other	4.5%	1	1	32,994	2,639	121,668	8.00%	8.88%	15.0
Total/Weighted Average	**100.0%**	**22**	**212**	**$ 747,957**	**$ 51,772**	**4,259,442**	**6.92%**	**7.84%**	**15.3**

[(1)] Includes one land acquisition of $8.1 million, which will be subsequently developed by the tenant.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 11

Investment and Disposition Activity

$ in thousands

Dispositions

Q3 2019	% of R/E Investment	Number of Properties		Real Estate Investment		Gross Sales Price	Capitalization Rate [1]	Wtd. Avg. Remaining Lease Term (Yrs)
Occupied	99.2%	8	$	50,316	$	67,689	6.05%	9.5
Vacant	0.8%	1		382		421	—%	—
Total/Weighted Average	**100.0%**	**9**	**$**	**50,698**	**$**	**68,110**	**6.05%**	**9.5**
By Asset Type:								
Retail	100.0%	9	$	50,698	$	68,110	6.05%	9.5
Total/Weighted Average	**100.0%**	**9**	**$**	**50,698**	**$**	**68,110**	**6.05%**	**9.5**

YTD 2019	% of R/E Investment	Number of Properties		Real Estate Investment		Gross Sales Price	Capitalization Rate [1]	Wtd. Avg. Remaining Lease Term (Yrs)
Occupied	83.7%	20	$	163,979	$	202,570	6.88%	7.8
Vacant	15.9%	13		31,255		32,301	—%	—
Transferred to lender [2]	0.4%	1		750		10,368	—%	—
Total/Weighted Average	**100.0%**	**34**	**$**	**195,984**	**$**	**245,239**	**6.88%**	**7.8**
By Asset Type:								
Retail	62.4%	30	$	122,348	$	148,121	6.51%	11.1
Industrial	31.1%	3		60,967		84,118	6.97%	3.4
Office	6.5%	1		12,669		13,000	9.60%	3.2
Total/Weighted Average	**100.0%**	**34**	**$**	**195,984**	**$**	**245,239**	**6.88%**	**7.8**

[1] Capitalization rates are calculated based solely on income producing properties.
[2] The gross sales price for properties transferred to lender represents the net book value of the debt relieved at the time of transfer.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 12

TENANT DIVERSIFICATION - TOP 100

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
1	Church's Chicken	170	243	3.1%
2	Walgreens	36	533	2.8%
3	Home Depot	7	821	2.6%
4	Circle K	77	232	2.6%
5	Dollar Tree / Family Dollar	106	929	2.3%
6	CVS	34	422	2.2%
7	At Home	11	1,347	2.1%
8	Life Time Fitness	5	588	2.1%
9	C-Store (GPM)	103	269	2.1%
10	Party City	3	1,090	2.0%
11	Bank of America	2	450	1.8%
12	Kohl's	11	938	1.6%
13	Ferguson Enterprises	7	1,003	1.5%
14	United Supermarkets	15	686	1.5%
15	LA Fitness	7	298	1.5%
16	BJ's Wholesale Club	4	475	1.4%
17	C-Store	41	163	1.4%
18	Sportsman's Warehouse	9	426	1.3%
19	Main Event	9	538	1.3%
20	Applebee's	22	120	1.3%
21	Mister Car Wash	17	113	1.3%
22	Emagine Theaters	9	524	1.3%
23	Advance Auto Parts	53	370	1.3%
24	IBM	2	395	1.3%
25	Tractor Supply	21	534	1.2%

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
26	Regal Cinemas	8	357	1.2%
27	Dollar General	56	569	1.2%
28	Express Car Wash	24	94	1.2%
29	FedEx	4	429	1.2%
30	Lowe's	6	806	1.1%
31	Alaska Club	5	305	1.1%
32	Red Lobster	24	163	1.0%
33	CarMax	4	155	1.0%
34	Studio Movie Grill	4	203	1.0%
35	Pep Boys	12	250	1.0%
36	Specialists in Urology	9	128	1.0%
37	AMC Theatres	4	226	0.9%
38	Camping World	6	295	0.9%
39	Rite Aid	12	158	0.9%
40	Georgia Theatre	4	171	0.8%
41	Smokey Bones Barbecue & Grill	13	100	0.8%
42	C-Store	37	101	0.8%
43	Smart & Final	3	152	0.7%
44	CircusTrix	9	250	0.7%
45	Aaron's	25	251	0.7%
46	South Carolina Oncology Associates	1	120	0.7%
47	Residence Inn by Marriott	1	122	0.7%
48	C-Store	6	24	0.7%
49	Defined Fitness	5	205	0.7%
50	Zips Car Wash	13	48	0.6%
Top 50 Tenants		**1,076**	**19,189**	**67.5%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 13

TENANT DIVERSIFICATION - TOP 100 (continued)

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
51	J. Jill	1	390	0.6%
52	Chuck-A-Rama and Grub Steak	13	104	0.6%
53	Wal-Mart	5	370	0.6%
54	Office Depot	10	214	0.6%
55	Dave & Buster's	3	80	0.6%
56	Best Buy	4	188	0.6%
57	Sunny Delight	1	286	0.5%
58	Childcare Network	20	191	0.5%
59	PetSmart	3	145	0.5%
60	Shooters World	2	80	0.5%
61	Universal Tax Systems	1	101	0.5%
62	American Lubefast	27	60	0.5%
63	Curacao	1	103	0.5%
64	Old Time Pottery	3	355	0.5%
65	24 Hour Fitness	2	105	0.5%
66	Malibu Boats	2	303	0.5%
67	Taco Bueno	26	72	0.5%
68	DOW Emergency	3	41	0.5%
69	Gold's Gym	3	118	0.5%
70	Academy Sports + Outdoors	4	241	0.5%
71	Crunch Fitness	4	163	0.4%
72	C-Store	30	126	0.4%
73	Southern Theatres	2	106	0.4%
74	Topgolf	1	55	0.4%
75	C-Store	13	27	0.4%

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
76	Food City	3	130	0.4%
77	Riverview 14 GDX	1	66	0.4%
78	KFC	14	40	0.4%
79	Davis-Standard	2	361	0.4%
80	Hardee's	17	60	0.3%
81	C-Store	8	49	0.3%
82	Sonny's BBQ	8	48	0.3%
83	La-Z-Boy	3	72	0.3%
84	Staples	6	137	0.3%
85	Jo-Ann's	3	110	0.3%
86	Missoula Fresh Market	2	110	0.3%
87	Liberty Oilfield Services	2	85	0.3%
88	Taco Bell	9	20	0.3%
89	FHE	2	118	0.3%
90	C-Store	12	43	0.3%
91	Clean Freak	5	22	0.3%
92	Accel International	2	270	0.3%
93	VASA Fitness	2	114	0.3%
94	In-Shape	2	62	0.3%
95	Childtime	9	73	0.3%
96	Cinemark	1	54	0.3%
97	Winco Foods	1	82	0.3%
98	HOM Furniture	1	122	0.3%
99	Sonic Drive-In	14	24	0.2%
100	Hobby Lobby	1	141	0.2%
Top 100 Tenants		**1,390**	**25,626**	**87.8%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 14

INDUSTRY DIVERSIFICATION


Industry Concentration
Percent of Contractual Rent
Service
59.5%
Retail
35.0%
Other
1.3%
Industrial
4.2%

Tenant Industry	Industry Category	Number of Owned Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
Convenience Stores	Service	335	1,070	9.4%
Health and Fitness	Service	42	2,201	7.8%
Restaurants - Quick Service	Service	325	674	6.6%
Movie Theaters	Service	33	1,708	6.3%
Drug Stores / Pharmacies	Service	82	1,113	5.9%
Specialty Retail	Retail	63	2,706	5.8%
Restaurants – Casual Dining	Service	110	788	5.5%
Home Furnishings	Retail	24	2,383	4.5%
Grocery	Retail	39	1,781	4.1%
Professional Services	Service	7	1,036	3.9%
Home Improvement	Retail	14	1,653	3.9%
Entertainment	Service	25	1,031	3.7%
Medical Office	Service	36	621	3.6%
Car Washes	Service	61	290	3.6%
Dollar Stores	Retail	162	1,498	3.5%
Manufacturing	Industrial	17	2,081	2.7%
Automotive Service	Service	60	466	2.2%
Warehouse Club and Supercenters	Retail	10	883	2.1%
Sporting Goods	Retail	13	667	1.8%
Building Materials	Retail	9	1,047	1.7%
Discount Department Stores	Retail	11	975	1.7%
Distribution	Industrial	6	669	1.5%
Automotive Dealers	Retail	10	247	1.4%
Other	Other	7	267	1.3%
Automotive Parts	Retail	53	376	1.3%
Education	Service	31	319	1.0%
Office Supplies	Retail	16	351	0.9%
Apparel	Retail	5	507	0.9%
Pet Supplies & Service	Retail	4	159	0.6%
Consumer Electronics	Retail	4	188	0.5%
Discount Retailer	Retail	3	152	0.3%
Vacant		6	436	—
Total		**1,623**	**30,343**	**100.0%**

Tenant Industry determined using the NAICS code of the Tenant.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 15

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. * Less than 0.1% PORTFOLIO DIVERSIFICATION KEY Northeast Midwest South West % of Contractual Rent Texas 11.5 % Michigan 3.4% Minnesota 2.6% Kentucky 1.6% Utah 1.2% Iowa 0.8% Massachusetts 0.4% Wyoming 0.1% Florida 7.4 % New York 3.3% South Carolina 2.5% Pennsylvania 1.5% Alaska 1.2% Washington 0.6% Wisconsin 0.3% U.S. V.I. 0.1% Georgia 6.4 % Arizona 3.2% Colorado 2.5% Oklahoma 1.5% New Hampshire 1.2% North Dakota 0.6% Rhode Island 0.3% South Dakota 0.1% California 5.1 % Missouri 2.9% North Carolina 2.3% Louisiana 1.4% Idaho 1.0% Maine 0.5% West Virginia 0.3% Delaware 0.1% Ohio 5.1 % Virginia 2.9% New Mexico 1.8% New Jersey 1.4% Kansas 0.9% Oregon 0.5% Nebraska 0.2% Vermont * Tennessee 4.2 % Maryland 2.8% Indiana 1.7% Arkansas 1.2% Connecticut 0.9% Montana 0.4% Illinois 3.8 % Alabama 2.7% Mississippi 1.6%

SAME STORE PERFORMANCE

$ in thousands

Same Store Results		
Number of Properties		1,318
Total Square Feet (in thousands)		22,086
September 2019	$	27,409
September 2018	$	27,149
Increase (in dollars)	$	260
Increase (percent)		1.0%

Same Store Pool Defined
We include all properties owned throughout the measurement period in both the current and prior year and exclude: multi-tenant properties, properties that were vacant, renewed or relet at any point during the measurement period, construction in progress, and properties where contractual rent was fully or partially reserved in either the current or prior measurement period.



Industry	Contractual Rent for the Month Ended September 30, 2019	Contractual Rent for the Month Ended September 30, 2018	Net Change	% Change by Industry Type	% of Total Industry Contribution
Convenience Stores	$ 3,109	$ 3,073	$ 36	1.2%	11.3%
Health and Fitness	2,562	2,559	3	0.1%	9.3%
Restaurants - Quick Service	2,077	2,039	38	1.9%	7.6%
Drug Stores / Pharmacies	1,861	1,869	(8)	(0.4)%	6.8%
Movie Theaters	1,846	1,819	27	1.5%	6.7%
Restaurants - Casual Dining	1,704	1,707	(3)	(0.2)%	6.2%
Medical Office	1,230	1,202	28	2.3%	4.5%
Grocery	1,187	1,162	25	2.2%	4.3%
Remaining Tenant Categories	11,833	11,719	114	1.0%	43.3%
Total	**$ 27,409**	**$ 27,149**	**$ 260**	**1.0%**	**100.0%**

Asset Type	Contractual Rent for the Month Ended September 30, 2019	Contractual Rent for the Month Ended September 30, 2018	Net Change	% Change by Asset Type	% of Total Asset Type Contribution
Retail	$ 23,336	$ 23,152	$ 184	0.8%	85.1%
Industrial	2,216	2,199	17	0.8%	8.1%
Office	1,348	1,300	48	3.7%	4.9%
Other	509	498	11	2.2%	1.9%
Total	**$ 27,409**	**$ 27,149**	**$ 260**	**1.0%**	**100.0%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 17

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. OCCUPANCY By Property Occupied 1,617 Vacant 6 Total owned 1,623 Occupancy Rate 99.6 % Change in Vacant Properties Vacant Properties at June 30, 2019 7 Additions — Dispositions (1) Relets — Vacant Properties at September 30, 2019 6

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Year Number of Owned Properties Total Square Feet (in thousands) Contractual Rent Annualized (1) Contractual Rent Annualized (1) Remainder of 2019 2 49 $ 817 2020 26 861 9,842 2021 80 2,098 26,775 2022 42 1,740 18,601 2023 109 2,922 33,757 2024 40 1,607 18,996 2025 40 1,370 18,051 2026 80 1,716 23,360 2027 112 2,205 32,682 2028 84 1,364 22,436 2029 and thereafter 1,002 13,975 215,862 Vacant (2) 6 436 — Total owned properties 1,623 30,343 $ 421,179 Based on Contractual Rent: 42% of our leases are under master lease structures, 93% of our tenants provide unit level and/or corporate financials, 51% of our tenants provide unit level financials, and 2.58x is the weighted average unit level coverage for our reporting tenants. (1) Contractual Rent multiplied by twelve. Annualized Cash Rents were $420.5 million as of September 30, 2019. (2) Vacant total square feet includes unoccupied square footage on multi-tenant properties. LEASE STRUCTURE AND EXPIRATIONS$ in thousands

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Owned Real Estate Portfolio Number of Properties Contractual Rent Annualized (1) Contractual Rent Annualized (1) Retail (2) 1,535 $ 348,110 Industrial 38 37,580 Office 37 25,994 Other 4 8,956 Leased Real Estate Properties Held For Sale, Net 3 539 Vacant Properties (3) 6 — Total Owned Real Estate Portfolio 1,623 $ 421,179 (1) Contractual Rent multiplied by twelve. (2) Includes two direct financing lease properties with a Real Estate Investment value of $14.4 million. Annualized Cash Rents include the tenants' current cash obligations of $1.1 million for the lease of these properties. (3) Includes two properties that are held for sale with a net book value of $1.0 million. (4) Includes $64.6 million in dividends payable. (5) Total outstanding shares as of September 30, 2019, less 0.3 million unvested restricted shares. NET ASSET VALUE (NAV) COMPONENTS$ in thousands Other NAV Components Total Loans Receivable Principal Balance Outstanding: $ 35,439 Cash and Cash Equivalents $ 358,440 Restricted Cash 11,226 Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net 14,282 Total Other Tangible Assets Net Book Value: $ 383,948 Total Debt Principal Balance Outstanding: $ 2,106,741 Accounts Payable, Accrued Expenses and Other Tangible Liabilities (4) Net Book Value: $ 136,781 Preferred Stock Liquidation Value: $ 172,500 Common Stock Outstanding (5) 99,408,044 Contractual Rent Annualized (1) Contractual Rent Annualized (1) % of Total Contractual Rent Top Ten Tenants $ 100,776 23.9 % Top 100 Tenants $ 371,034 87.8%

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. REPORTING DEFINITIONS AND EXPLANATIONS Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other general and administrative costs associated with relocation of the Company's headquarters, transactions costs associated with our spin-off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), costs associated with termination of interest rate swaps, transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases, costs associated with performing on a guarantee of a former tenant's debt, and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above- and below-market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, bad debt expense and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure. Adjusted EBITDAre represents EBITDAre adjusted for transaction costs, revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter, severance charges, deal pursuit costs, and debt extinguishment gains (losses). We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) (determined in accordance with GAAP) as a performance measure. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDAre and Adjusted EBITDAre is included in the Appendix found at the end of this presentation. Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDAre is included in the Appendix found at the end of this presentation.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 REPORTING DEFINITIONS AND EXPLANATIONS Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (computed in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Adjusted Debt to Annualized Adjusted EBITDAre is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs. 2019 Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2023, with an accordion feature providing for an additional $400.0 million of revolving borrowing capacity. The 2019 Credit Facility includes sublimits for letter of credit issuances, which reduce availability under the 2019 Credit Facility. The ability to borrow under the 2019 Credit Facility is subject to the ongoing compliance with customary financial covenants. A-1 Term Loans refers to a $420.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $620.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days. The A-1 Term Loans were repaid and terminated in September 2019. A-2 Term Loans refers to a $400.0 million unsecured delayed-draw term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days. The A-2 Term Loans were repaid and terminated in September 2019. Annualized Cash Rents represents the annualized monthly Contractual Rent, less any rent reserved for, multiplied by twelve. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Convertible Notes are the $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. The 2019 Notes matured in May 2019 and were settled in cash. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Contractual Rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our Owned Properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk. EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is defined as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect the Company's share of EBITDAre of unconsolidated real estate ventures. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using a month to month historical CPI index) by the initial lease term, expressed as a percentage of the Gross Investment. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 REPORTING DEFINITIONS AND EXPLANATIONS Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Enterprise Value represents Total Market Capitalization less cash and cash equivalents and reserves on deposit with lenders as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDAre to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the Gross Investment in the related properties. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust 2013 Notes are net-lease mortgage notes issued under the Spirit Master Funding Program. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. The Master Trust 2013 Notes were repaid in June 2019. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform. Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation. Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date. Owned Properties refers to properties owned fee-simple or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% senior unsecured notes due 2026, the $300 million aggregate principal amount of 3.200% senior unsecured notes due 2027, the $400 million aggregate principal amount of 4.000% senior unsecured notes due 2029, and the $500 million aggregate principal amount of 3.400% senior unsecured notes due 2030. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 REPORTING DEFINITIONS AND EXPLANATIONS Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample. Weighted Average Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Level Rent Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant's Contractual Rent. Tenants in the manufacturing industry are excluded from the calculation.

NON-GAAP RECONCILIATIONS

$ in thousands

Adjusted Debt, Adjusted EBITDA*re*, Annualized Adjusted EBITDA*re*		Q3 2019
Revolving credit facilities	$	—
Senior Unsecured Notes, net		1,483,491
Mortgages and notes payable, net		259,113
Convertible Notes, net		334,904
Total debt, net		**2,077,508**
Add / (less):		
Unamortized debt discount, net		10,664
Unamortized deferred financing costs		18,569
Cash and cash equivalents		(358,440)
Restricted cash balances held for the benefit of lenders		(11,226)
Adjusted Debt		**1,737,075**
Preferred Stock at liquidation value		**172,500**
Adjusted Debt + Preferred Stock		**1,909,575**
Net income		**81,294**
Add / (less):		
Interest		24,675
Depreciation and amortization		43,907
Income tax expense		11,190
Gain on disposition of assets		(32,254)
Portfolio impairments		5,932
EBITDA*re*		**134,744**
Add / (less):		
Adjustments to revenue producing acquisitions and dispositions (1)		3,599
Deal pursuit costs		330
Loss on debt extinguishment		5,580
Termination of interest rate swaps		12,461
Termination of Asset Management Agreement		(48,156)
Adjusted EBITDA*re*		**108,558**
Other adjustments for Annualized EBITDA*re* (2)		(244)
Annualized Adjusted EBITDA*re* (3)	**$**	**433,256**
Adjusted Debt / Annualized Adjusted EBITDA*re*		**4.0x**
Adjusted Debt + Preferred / Annualized Adjusted EBITDA*re*		**4.4x**

Fixed Charge Coverage Ratio (FCCR)		Q3 2019
Annualized Adjusted EBITDA*re*	$	433,256
Interest expense		24,675
Less: Non-cash interest		(2,685)
Preferred Stock dividends		2,587
Fixed charges	**$**	**24,577**
Annualized fixed charges	**$**	**98,308**
FCCR		**4.4x**

Adjusted Debt to Enterprise Value		Q3 2019
Adjusted Debt	$	1,737,075
Enterprise Value	$	6,667,244
Adjusted Debt to Enterprise Value		**26.1%**

Unencumbered Assets to Unsecured Debt		Q3 2019
Unsecured debt:		
2019 Credit Facility	$	—
Senior Unsecured Notes		1,500,000
Convertible Notes		345,000
Total Unsecured Debt	**$**	**1,845,000**
Unencumbered Assets	**$**	**5,075,867**
Unencumbered Assets / Unsecured Debt		**2.8x**

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

(1) Revenue producing acquisitions and dispositions were adjusted as if such acquisitions and dispositions had occurred at the beginning of the quarter.

(2) Adjustments for which annualization would not be appropriate are composed of certain non-recurring other income.

(3) Annualized Adjusted EBITDAre has not been adjusted to exclude the following: (1) asset management fees of $4.4 million and $14.4 million earned during the three and nine months ended September 30, 2019, respectively; (2) property management and servicing fees of $1.7 million and $5.5 million earned during the three and nine months ended September 30, 2019, respectively; (3) preferred dividend income from SMTA of $3.3 million and $10.8 million earned during the three and nine months ended September 30, 2019, respectively; (4) interest income on related party notes receivable of $0.3 million and $1.1 million earned during the three and nine months ended September 30, 2019, respectively, and an early repayment premium of $0.9 million earned during the three and nine months ended September 30, 2019; and (5) interest expense on related party loans payable of $58 thousand and $0.2 million incurred during the three and nine months ended September 30, 2019, respectively.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 26

Q3 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2019 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this supplemental report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA assets; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this supplemental report. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. FORWARD-LOOKING STATEMENTS AND RISK FACTORS